UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 599-9-4658525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Form 8-K/A is being filed as Amendment No. 1 to Orthofix International N.V. (the “Company”) Form 8-K filed with the SEC on April 30, 2018 to provide the financial statements required by Item 9.01 (a) and (b) of Form 8-K.

Item 2.01Completion of Acquisition or Disposal of Assets.

On April 30, 2018, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”), to report the completion on April 30, 2018 of its acquisition of Spinal Kinetics, Inc., a privately held developer and manufacturer of artificial cervical and lumbar discs (“Spinal Kinetics”), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 15, 2018, by and among Blackstone Medical Inc., Summit Development, Inc., and Spinal Kinetics.  The Agreement and Plan of Merger has been filed with the SEC as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed April 30, 2018 and is incorporated by reference.

This amendment to the Original Form 8-K is being filed to provide the financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K relating to the Company’s acquisition of Spinal Kinetics.

Item 9.01.Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Spinal Kinetics for the year ended December 31, 2017 and the notes related thereto are filed as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company as of December 31, 2017 are filed as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Independent Auditors.

99.1	Audited financial statements of Spinal Kinetics, Inc. for the year ended December 31, 2017.

99.2	Unaudited pro forma condensed combined financial statements of Orthofix International N.V. as of December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: May 15, 2018